Exhibit 31.2

CERTIFICATION

I, Mark A. Zorko, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Steel Excel Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Mark A. Zorko
Date: May 15, 2012	Mark A. Zorko Chief Financial Officer